Exhibit 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-34264, 33-29256, 33-34264-1 and 33-21937) of AT&T
Corp. of our report dated July 1, 2004 relating to the financial statements and supplemental schedule of the AT&T Long Term Savings Plan for Management Employees, Inc. Long Term Savings and Security Plan, which appears in this Form 11-K.





PricewaterhouseCoopers LLP

New York, NY
July 9, 2004